NOARK Pipeline Finance, L.L.C.

and

The Bank of New York,
As Trustee

INDENTURE

Dated as of June 1, 1998

Page

ARTICLE I.

DEFINITIONS

1

Section 1.1

Certain Terms Defined

1

ARTICLE II.

THE NOTES

9

Section 2.1

Form of Notes

9

Section 2.2

Execution, Authentication and Delivery

12

Section 2.3

Temporary Notes

12

Section 2.4

Registration; Registration of Transfer and Exchange

13

Section 2.5

Mutilated, Destroyed, Lost or Stolen Notes

15

Section 2.6

Persons Deemed Owner; Benefits of Indenture

15

Section 2.7

Payment of Principal and Interest; Defaulted Interest

16

Section 2.8

Cancellation

18

Section 2.9

Global Notes

18

Section 2.10

Transfer Restrictions

23

Section 2.11

CUSIP Numbers

26

Section 2.12

Guaranties

26

ARTICLE III.

REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY AND SINKING FUND PROVISIONS                                      27

Section 3.1

Optional Redemption of Notes

27

Section 3.2

Notices of Redemption

27

Section 3.3

Payment of Redemption Price

28

Section 3.4

Sinking Fund

28

ARTICLE IV.

PARTICULAR COVENANTS OF THE COMPANY

29

Section 4.1

Payment of Principal, Premium and Interest

29

Section 4.2

Consolidation, Merger or Sale

29

Section 4.3

Limitation on Liens

29

Section 4.4

Certificate to Trustee

31

Section 4.5

Reports by the Company

31

Section 4.6

Restrictions on Sales and Leasebacks

32

ARTICLE V.

MAINTENANCE OF OFFICE AND PROVISION FOR PAYMENT OF NOTES

33

Section 5.1

Maintenance of Office and Agency

33

Section 5.2

Money for Note Payments to be Held in Trust

33

Section 5.3

Appointment of Trustee

34

Section 5.4

Company to Furnish Trustee Names and Addresses of Holders

34

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(continued)

Page

ARTICLE VI.

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

35

Section 6.1

Event of Default Defined; Acceleration of Maturity; Waiver of Default

35

Section 6.2

Collection of Indebtedness by Trustee; Trustee May Prove Debt

38

Section 6.3

Application of Proceeds

39

Section 6.4

Limitation of Suits by Noteholders

39

Section 6.5

Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default

40

Section 6.6

Control by Noteholders

40

Section 6.7

Notice of Defaults

40

ARTICLE VII.

CONCERNING THE TRUSTEE

41

Section 7.1

Duties and Responsibilities of the Trustee Prior to and During Event of Default

41

Section 7.2

Certain Rights of the Trustee

42

Section 7.3

Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof                                                    43

Section 7.4

Trustee and Agents May Hold Securities; Collections, etc

44

Section 7.5

Moneys Held by Trustee

44

Section 7.6

Compensation and Indemnification of Trustee and its Prior Claim

44

Section 7.7

Right of Trustee to Rely on Officer’s Certificate, etc

45

Section 7.8

Conflicting Interest

45

Section 7.9

Persons Eligible for Appointment as Trustee

45

Section 7.10

Resignation and Removal; Appointment of Successor Trustee

45

Section 7.11

Acceptance of Appointment by Successor

47

Section 7.12

Merger, Conversion, Consolidation or Succession to Business of Trustee

47

Section 7.13

Preferential Collection of Claims Against Company

47

Section 7.14

Trustee’s Application for Instructions from the Company

48

ARTICLE VIII.

CONCERNING THE NOTEHOLDERS

48

Section 8.1

Acts of Noteholders

48

Section 8.2

Trustee May Require Proof of Ownership

48

Section 8.3

Noteholders to be Treated as Owners

49

Section 8.4

Notes Held by Company Deemed Not Outstanding

49

Section 8.5

Right of Revocation of Action Taken

49

ARTICLE IX.

SUPPLEMENTAL INDENTURES; AMENDMENTS TO GUARANTIES

50

Section 9.1

Supplemental Indentures Without Consent of Noteholders

50

Section 9.2

Supplemental Indentures With Consent of Noteholders

51

Section 9.3

Effect of Supplemental Indenture

52

Section 9.4

Notation of Notes in Respect of Supplemental Indenture

52

ii

(continued)

Page

Section 9.5

Documents to be Given to Trustee

52

Section 9.6

Amendments to Guaranties

52

ARTICLE X.

CONSOLIDATION, MERGER AND SALE

54

Section 10.1

Consolidation, Merger and Sale of Substantially all of Company’s Assets

54

Section 10.2

Successor Substituted

54

Section 10.3

Opinion of Counsel to Trustee

55

ARTICLE XI.

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

55

Section 11.1

Satisfaction and Discharge of Indenture

55

Section 11.2

Covenant Defeasance

56

Section 11.3

Defeasance and Discharge

56

Section 11.4

Deposited Money and Governmental Obligations to be Held in Trust

57

Section 11.5

Deposited Moneys Held in Trust

57

Section 11.6

Repayment to the Company; Miscellaneous

57

ARTICLE XII.

ASSIGNMENT AND ASSUMPTION

57

Section 12.1

Assignment

57

Section 12.2

Successor Substituted

58

Section 12.3

Opinion of Counsel to Trustee

59

ARTICLE XIII.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, MEMBERS, PARTNERS, OFFICERS AND DIRECTORS                        59

Section 13.1

Incorporators, Stockholders, Members, Partners, Officers and Directors of Company Exempt from Individual Liability                      59

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

59

Section 14.1

Successors and Assigns of Company Bound by Indenture

59

Section 14.2

Acts by Successors and Assigns of Company

59

Section 14.3

Notices and Demands on Company, Trustee and Noteholders

59

Section 14.4

Governing Law

60

Section 14.5

Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein

60

Section 14.6

Opinion of Counsel Required

60

Section 14.7

Legal Holidays

60

Section 14.8

Counterparts

61

Section 14.9

Separability Clause

61

iii

THIS INDENTURE, dated as of the first day of June, 1998, between NOARK Pipeline Finance, L.L.C., a limited liability company duly organized and existing under the laws of the State of Oklahoma (together with its successors and assigns, the “Company”), and The Bank of New York, a New York banking corporation, as trustee (in such capacity, the “Trustee”):

WHEREAS, the Company and the Trustee are entering into this Indenture to provide the terms and conditions upon which certain notes (collectively, the “Notes”) in an aggregate principal amount of $80,000,000 are to be authenticated, issued and delivered;

WHEREAS, the Notes and the certificate of authentication to be borne by the Notes (the “Certificate of Authentication”) are to be substantially in such forms as set forth in this Indenture;

WHEREAS, Southwestern Energy Company, an Arkansas corporation, will enter into a Guaranty (the “Southwestern Guaranty”), guarantying the timely payment of 60% (as such percentage may be adjusted pursuant to the terms of the Southwestern Guaranty) of the principal of and premium, if any, and interest on the Notes, upon the terms described in the Southwestern Guaranty;

WHEREAS, Enogex Inc., an Oklahoma corporation, will enter into a Guaranty (the “Enogex Guaranty”), guarantying the timely payment of 40% (as such percentage may be adjusted pursuant to the terms of the Enogex Guaranty) of the principal of and premium, if any, and interest on Notes, upon the terms described in the Enogex Guaranty; and

WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the issuance of the Notes, and the execution of this Indenture and the issuance hereunder of the Notes have been or will be prior to issuance in all respects duly authorized, and the Company, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Notes;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in consideration of the premises, and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Notes, without any discrimination, preference or priority of any one Note over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, except as provided herein, as follows:

ARTICLE I.  DEFINITIONS

Section 1.1

Certain Terms Defined.  (a) The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section.

“Accredited Investor Notes” has the meaning specified in Section 2.1(d).

“Adjusted Treasury Rate” means a rate per annum equal to the sum of the Treasury Rate and 0.25%.

“Agent Members” has the meaning specified in Section 2.1(e)(ii).

“Attributable Debt” means, as to any particular Sale and Leaseback Transaction, at the time of determination, the present value (discounted at the rate per annum of 10%, compounded semiannually) of the obligation of the lessee of the property subject to such Sale and Leaseback Transaction for rental payments under the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Authorized Officer” means the Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Governing Body and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City and State of New York are authorized or obligated to close.

“Capitalized Lease” means any lease of property, real or personal, the obligation for which is required, in accordance with GAAP, to be capitalized on the balance sheet of the lessee.

“Cedel” has the meaning specified in Section 2.1(b).

“Certificate of Authentication” has the meaning set forth in the recitals to this Indenture.

“Commission” means the Securities and Exchange Commission or any successor entity.

“Company” has the meaning specified in the preamble to this Indenture.

“Comparable Treasury Issue” means, with respect to the redemption of any Note, the United States Treasury security having a maturity equal to the Remaining Average Life and trading in the secondary market at the price closest to par; provided that if no United States Treasury security has

2

 an average life equal to the Remaining Average Life, the Comparable Treasury Price shall be determined by interpolating linearly between (i) the United States Treasury security having a maturity closest to and greater than the Remaining Average Life and trading in the secondary market at the price closest to par and (ii) the United States Treasury security having a maturity closest to and less than the Remaining Average Life and trading in the secondary market at the price closest to par.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee is able to obtain only one such Reference Treasury Dealer Quotation, such Quotations obtained.  “Reference Treasury Dealer Quotation” means, with respect to each Referenced Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less reserves for depreciation, obsolescence, amortization, depletion and any other reserves which are properly deductible therefrom) computed in accordance with GAAP and the FERC uniform system of accounts, as applicable, and set forth in the most recent consolidated balance sheet of the Company reported upon by independent public accountants, but excluding all assets on such balance sheet constituting goodwill, trade names, trademarks, patents, unamortized debt discount (net of any unamortized debt discount with respect to any zero coupon or deep discount debt) and expense and other like intangibles which would be classified as intangible assets under GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

“Default” means any event, act or condition that with the giving of notice or passage of time, or both, would constitute an Event of Default.

“Defaulting Guarantor” has the meaning specified in Section 6.1.

“Depositary” means, with respect to Global Notes, The Depository Trust Company, New York, New York, another Depositary or any successor registered as a Depositary under the

3

Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.9(a).

“Dollars” or “$” means any lawful coin or currency of the United States of America which at the time of any payment or transfer is legal tender for the payment of all public and private debts.

“Enogex” means Enogex Inc., an Oklahoma corporation, and any successor entity thereto.

“Enogex Guaranty” means the Guaranty, substantially in the form of Exhibit I hereto, issued by Enogex in favor of the Trustee for the benefit of the Noteholders, as amended, modified and supplemented from time to time in accordance with the terms thereof

“Euroclear” has the meaning specified in Section 2.1(b).

“Event of Default” means any event specified in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Bankruptcy Code” means the Federal Bankruptcy Code of 1978, as amended from time to time.

“FERC” means the Federal Energy Regulatory Commission or any successor entity.

“GAAP” means generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed from time to time in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Notes” shall have the meaning specified in Section 2.1(e)(i).

“Governing Body” means, when used with respect to any Person, its board of directors, board of trustees, or other group of individuals by, or under the authority of which, corporate powers of such Person are exercised.

“Governmental Obligations” means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except

4

as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guaranties” means the Enogex Guaranty and the Southwestern Guaranty, collectively.

“Guarantor” means each of Southwestern, for so long as the Southwestern Guaranty or any guaranty (if any) issued by Southwestern as a Non-Defaulting Guarantor pursuant to Section 6.1 is in effect, and Enogex, for so long as the Enogex Guaranty or any guaranty, if any, issued by Enogex as a Non-Defaulting Guarantor pursuant to Section 6.1 is in effect.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), all liabilities, obligations and indebtedness of such Person, whether or not contingent, (i) for borrowed money, (ii) evidenced by bonds, indentures, notes or other similar instruments, (iii) to pay the deferred purchase price of property or services, (iv) as lessee under Capitalized Leases (to the extent the aggregate rentals due and to become due thereunder are, in accordance with GAAP, required to be reflected as a liability on the consolidated balance sheet of such Person), (v) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit (to the extent undrawn) opened to provide for the payment of goods or services purchased or other obligations incurred in the ordinary course of business) and (vi) guaranties of liabilities, obligations and indebtedness of any other Person of the type described in clauses (i) through (v) above; provided that for all purposes of this Indenture “Indebtedness” shall not include any Non-Recourse Indebtedness.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchaser” means each of Salomon Brothers Inc and Morgan Stanley & Co., Incorporated.

“Institutional Accredited Investor” has the meaning specified in Section 2.10(a).

“Legend” has the meaning specified in Section 2.4(c).

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or other security agreement (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Make-Whole Premium” means an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed from and after the Redemption Date (but excluding any scheduled payments of principal and interest due on the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, minus the

5

principal amount of the Notes to be redeemed; provided that the Make-Whole Amount shall not be less than zero.

“Material Consolidated Subsidiary” means for any Person a Subsidiary whose financial statements shall be consolidated with the financial statements of such Person in accordance with GAAP, with assets, income or net worth which constituted 10% or more of the assets, income or net worth, respectively, of such Person and all of its Subsidiaries computed as of the last day of the fiscal quarter most recently completed prior to determination of whether such Subsidiary is a Material Consolidated Subsidiary.

“NOARK” has the meaning specified in Section 12.1.

“Non-Defaulting Guarantor” has the meaning specified in Section 6.1.

“Non-Recourse Indebtedness” means any Indebtedness of any Person which is a special purpose entity or which Indebtedness is nonrecourse to such Person, other than with respect to the interest of such Person in the collateral, if any, securing such Indebtedness.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

“Note Depository Agreement” means the agreement among the Company, the Trustee and The Depository Trust Company, as the initial Depositary, dated as of the date hereof, substantially in the form of Exhibit J.

“Note Rate” means 7.15% per annum.

“Note Owner” means, with respect to a Global Note, the Person who is the owner of such Global Note, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with the Depositary (directly as a participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4(a).

“Noteholder,” “holder of Notes,” “registered holder” or other similar term means the person or persons in whose name or names a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of or regular counsel for the Company.  Each such opinion shall include the statements provided for in Section 14.5, if and to the extent required by the provisions thereof.

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“Outstanding” means, subject to the provisions of Section 8.4, as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Notes theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or which have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.5; and (d) Notes paid or (if certificated) surrendered for payment pursuant to Section 2.7.

“Payment Date” means June 1 and December 1 of each year, commencing December 1, 1998, and the Stated Maturity.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by that particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.5 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Private Placement Memorandum” means the Offering Memorandum dated June 15, 1998 relating to the Notes.

“QIB” has the meaning specified in Section 2.10(a).

“Record Date” means, with respect to a Payment Date, the close of business on the fifteenth calendar day (whether or not such day is a Business Day) preceding such Payment Date.

“Redemption Date” has the meaning specified in Section 3.1.

“Redemption Price” means (a) with respect to an optional redemption by the Company pursuant to Section 3.1 hereof, an amount equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the Make-Whole Premium; and (b) with respect to a sinking fund payment pursuant to Section 3.4 hereof, an amount equal to 100% of the principal amount of the Notes being redeemed.

“Reference Treasury Dealer” means each of Salomon Brothers Inc and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if either of the foregoing

7

shall cease to be a primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Relevant Party” has the meaning specified in Section 6.1(a)(6).

“Remaining Average Life” means the average life, calculated as of the Redemption Date, of the then remaining mandatory sinking fund payments, including payment at maturity, in respect of the Notes, rounded to the nearest month.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant secretary, assistant treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the, particular subject.

“Restricted Regulation S Global Notes” has the meaning specified in Section 2.1(b).

“Rule 144” has the meaning specified in Section 2.9(b)(iii).

“Rule 144A” has the meaning specified in Section 2.1(c).

“Rule 144A Global Notes” has the meaning specified in Section 2.1(c).

“Rule 144A Information” has the meaning specified in Section 4.5(b).

“Sale and Leaseback Transaction” has the meaning specified in Section 4.6.

“Securities Act” means the Securities Act of 1933, as amended.

“Southwestern” means Southwestern Energy Company, an Arkansas corporation, and any successor entity thereto.

“Southwestern Guaranty” means the Guaranty substantially in the form of Exhibit H hereto, issued by Southwestern in favor of the Trustee for the benefit of the Noteholders, as amended, modified and supplemented from time to time in accordance with the terms thereof.

“STAMP” has the meaning specified in Section 2.4(a).

“Stated Maturity” means June 1, 2018.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership

8

interests having ordinary voting power of which shall at the time be so owned or controlled.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of the members of the Governing Body, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and in effect at the date of execution of this Indenture.

“Trustee” means The Bank of New York, a New York banking corporation, and, subject to the provisions of Article VII, shall also include its successors and assigns, and if at any time there is more than one person acting in such capacity hereunder, “Trustee” means each such person.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Unrestricted Regulation S Global Notes” has the meaning set forth in Section 2.1(b).

(b)

In this Indenture, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Indenture unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent written amendments, extensions and other modifications to such instruments; and references to persons and business entities include their respective permitted successors and assigns and references to governmental entities include governmental entities succeeding to their respective functions and capacities.

ARTICLE II.  THE NOTES

Section 2.1

Form of Notes.  i) The Notes shall be issuable as registered Notes and in a minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof.  The Notes, together with the Trustee’s Certificate of Authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or

9

other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The certificated Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

(b)

Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”) shall be issued in the form of one or more Global Notes (as defined below) in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee at the Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided, for credit to their respective accounts (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”) or Cedel Bank, société anonym (“Cedel”).  Until the termination of the restricted period (as defined in Regulation S) with respect to the offer and sale of any such Notes, interests in any such Global Note may only be held by the Agent Members for Euroclear and Cedel.  Until such time as the restricted period shall have terminated, any such Global Notes shall be referred to herein as the “Restricted Regulation S Global Notes.” After such time as the restricted period shall have terminated, such Global Notes shall be referred to herein as “Unrestricted Regulation S Global Notes.” The aggregate principal amount of the Restricted Regulation S Global Notes and the Unrestricted Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.  The Company shall promptly notify the Trustee of the termination of the restricted period with respect to the Notes by furnishing to the Trustee a certificate substantially in the form of Exhibit B hereto.

(c)

Notes offered and sold in reliance on Rule 144A under the Securities Act (“Rule 144A”) shall be issued in the form of one or more permanent Global Notes (the “Rule 144A Global Notes”) in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A hereto, which shall be deposited with the Trustee, at the Corporate Trust Office, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided.  The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, and the Depositary or its nominee, as the case may be, as hereinafter provided.

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(d)

Notes offered and sold to institutions that are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act shall be issued in the form of certificated Notes (the “Accredited Investor Notes”) in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A hereto, duly executed by the Company and authenticated and delivered by the Trustee as herein provided.

(e)

(1) With respect only to Notes in global form (“Global Notes”) deposited with the Depositary, the Company shall execute and the Trustee shall, in accordance with this Section 2.1(e)(i), authenticate and deliver Global Notes that (a) shall be registered in the name of the Depositary or the nominee of such Depositary, (b) shall be deposited on behalf of Agent Members (as defined herein) with the Trustee as custodian for the Depositary and (c) shall bear legends substantially to the following effect:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME AND ADDRESS OF DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE IS REGISTERED IN THE NAME OF [INSERT NAME OF NOMINEE OF DEPOSITARY], OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY] (AND ANY PAYMENT IS MADE TO [INSERT NAME OF NOMINEE OF DEPOSITARY]) OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF DEPOSITARY], HAS AN INTEREST HEREIN”.

“TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF”.

(ii)

With respect only to the Global Notes deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Cedel insofar as interests in the Global Notes are held by the Agent Members for Euroclear or Cedel, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Cedel, respectively, shall be applicable to such Global Notes insofar as interests therein are held by the Agent Members for Euroclear and Cedel.  Members of, or participants in, a Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary

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may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

Section 2.2

Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Company by any of the Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.  Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trustee shall upon receipt of a written order of the Company, signed by an Authorized Officer, authenticate and deliver Notes for original issue in an aggregate principal amount of $80,000,000.  The aggregate principal amount of Notes Outstanding at any time may not exceed such amount except as provided in Section 2.5.

Each Note shall be dated the date of its authentication.  The Notes shall be issuable as registered Notes in the minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such Certificate of Authentication shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3

Temporary Notes.  Pending the preparation of definitive Notes, the Company may execute and, upon receipt of a written order of the Company for the authentication and delivery of the Notes signed by an Authorized Officer, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with this Indenture as the officers of the Company executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company to be maintained as provided in Section 5.1, without charge to the Noteholder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary

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Notes shall in all respects be entitled to the same benefits under this Indenture as if they were definitive Notes.

Section 2.4

Registration; Registration of Transfer and Exchange.  ii) The Company shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers of Notes.  The Trustee shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Company shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

If a Person other than the Trustee is appointed by the Company as the Note Registrar, the Company will give the Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times, to obtain copies thereof, and to rely upon a certificate executed on behalf of the Note Registrar by an executive officer thereof as to the names and addresses of the holders of the Notes and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Company to be maintained as provided in Section 5.1, if the requirements of Section 8-401(a) (or such successor provision in any revisions to the UCC) of the UCC are met and subject to Section 2.9, the Company shall execute, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations of a like aggregate principal amount.

At the option of the Noteholder, subject to Section 2.9, Notes may be exchanged for other new Notes in any authorized denominations of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Company shall execute, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

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Neither the Company nor Trustee shall be required to exchange or register a transfer of (a) any Note for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, (b) any Note selected, called or being called for redemption except, in the case of any Note where notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed or (c) any Note that, in accordance with its terms, has been surrendered for repayment at the option of the Noteholder, except the portion, if any, of such Note not to be so repaid.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.3 or 2.9(a) not involving any transfer.

(b)

Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall only be made (x) in the case of transfers of portions of a Global Note to beneficial owners thereof in certificated form, in accordance with Section 2.9, and (y) transfers of such Global Note in whole, and not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)

If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the legends required by the form of Note attached as Exhibit A hereto (collectively, the “Legend”), the Notes so issued shall not bear the Legend; provided that if a Legend is removed from the face of a Note and the Note is subsequently held by an affiliate of the Company, the Legend shall be reinstated.  If Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Company that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with applicable securities laws.  Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a Note that does not bear the Legend.

Each Noteholder agrees to indemnify the Company, Southwestern, Enogex and the Trustee against any and all liability that may result from the transfer, exchange or assignment of any Note held by such Noteholder in violation of any provision of this Indenture, the Securities Act and/or any applicable state or other securities laws.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such

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certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.5

Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee and the Company such security or indemnity as may be required by the Trustee and the Company to hold the Trustee and the Company, respectively, harmless, then, in the absence of notice to the Company, the Note Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 (or such successor provision in any revisions to the UCC) of the UCC are met, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Company may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note (or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence), a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered (or payment made) or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Company may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6

Persons Deemed Owner; Benefits of Indenture.  iii) Prior to due presentment for registration of transfer of any Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered (as of the

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date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

(b)

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of Notes.

Section 2.7

Payment of Principal and Interest; Defaulted Interest.  iv) The principal of and the interest on the Notes, as well as any premium thereon in case of redemption thereof pursuant to Section 3.1 hereof prior to maturity, shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York (which, unless changed, shall be the Corporate Trust Office).  The Notes shall accrue interest at the Note Rate, and such interest shall be payable on each Payment Date, subject to Section 14.7.  Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period.  Interest payments will be made in an amount equal to the interest accrued from and including the immediately preceding Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Payment Date or the Stated Maturity, as the case may be.  Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date.  However, unless certificated Notes have been issued, with respect to Notes registered on the Record Date in the name of the Depositary or the nominee of the Depositary (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by the Depositary or such nominee.  At the Company’s option, payments on Notes, if such Notes are issued in certificated form, may also be made (i) by checks mailed by the Trustee to the holders entitled thereto at their registered addresses or (ii) to a holder of $1,000,000 or more in aggregate principal amount of the Notes who has delivered a written request to the Trustee at least 14 days prior to the relevant Payment Date electing to have payments made by wire transfer to a designated account in the United States of America, by wire transfer of immediately available funds to such designated account.  Notwithstanding the above, the final installment of principal payable with respect to any certificated Note shall be payable as provided in clause (b)(ii) below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 11.6.

(b)

(2)

The principal of each Note shall be payable in installments on each Payment Date as provided in Section 3.4 of this Indenture.  Notwithstanding the foregoing, the entire principal amount of the Notes Outstanding shall be due and payable, ratably to all

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Noteholders, on: (A) the date on which an Event of Default shall have occurred and be continuing if the Trustee or the holders of Notes representing not less than 25% of the principal amount of the Notes Outstanding have declared the Notes to be immediately due and payable in the manner provided in Section 6.1 hereof (and such declaration of acceleration has not been rescinded in the manner provided in Section 6.1(c)) and (B) the Stated Maturity.

(ii)

The Trustee shall notify the Person in whose name a certificated Note is registered at the close of business on the Record Date preceding the Stated Maturity or redemption of such Note in whole.  Such notice shall be mailed no later than five days prior to the Stated Maturity or date fixed for such redemption and shall specify that such final principal payment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Such notices shall be mailed to Noteholders as provided in Section 3.2.

(c)

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Noteholder on the relevant regular Record Date by virtue of having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in this subsection (c).  The Company may elect to make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner:

(i)

The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to, be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the actual receipt by Responsible Officer of the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder of such Notes at such Noteholder’s address as it appears in the Note Register (as hereinafter defined), not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following paragraph.

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(ii)

The Company may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, if any, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.8

Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee.  The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section except as expressly permitted by this Indenture.  All canceled Notes held by the Trustee shall be returned to the Company.

Section 2.9

Global Notes.  v) If (i) the Depositary notifies the Company that it is no longer willing or able to properly discharge its responsibilities with respect to the Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act, (ii) the Note Depositary Agreement is terminated for any reason or (iii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depositary, the Company shall (x) appoint a successor securities depository qualified to act as such under Section 17(a) of the Exchange Act, notify the Depositary, such successor securities depository and the Trustee of the appointment of such successor securities depository and transfer one or more separate Global Notes registered in the name of such successor securities depository or its nominee to such successor securities depository or (y) notify the Depositary of the availability through the Depositary of certificated Notes to Note Owners; provided that if, upon the occurrence of any event described in clause (i) or (ii) above, the Company has not appointed a successor securities depository within 90 days of the occurrence of such event, the Company shall notify the Depositary of the availability through the Depositary of certificated Notes to Note Owners.  If after the occurrence of an Event of Default Note Owners representing beneficial interests aggregating at least a majority of the Outstanding principal amount of the Notes advise the Trustee, the Company and the Depositary through DTC Participants in writing that the continuation of a book-entry system through the Depositary is no longer in the best interests of the Note Owners, then the Trustee shall within ten days give notice to the Noteholders of the occurrence of any such event and of the availability of certificated Notes to Note Owners requesting the same.  Upon surrender to the Trustee of the typewritten Notes representing the Global Notes by the Depositary, accompanied by registration instructions, the Company shall execute, and the Trustee shall authenticate, without charge, the certificated Notes in authorized denominations in accordance with the instructions of the Depositary.  Any Note delivered in exchange for a portion of a Global Note shall, except as otherwise provided in Section 2.4(c), bear the Legend regarding transfer restrictions set forth on the form of Note attached as Exhibit A hereto.  None of the Company, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying

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on, such instructions.  Upon the issuance of certificated Notes, the Trustee shall recognize the holders of the Notes as Noteholders.

(b)

Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall only be made (x) in the case of transfers of portions of a Global Note to beneficial owners thereof in certificated form, in accordance with subsection (a) of this Section 2.9, and (y) in all other cases, in accordance with this subsection (b) (and subject, in each case, to the provisions of any Legend (as defined herein) imprinted on such Global Note).

(i)

Transfers of Global Notes as such.  Subject to clauses (ii) through (vi) of this Section 2.9(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, and not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii)

Rule 144A Global Note or Accredited Investor Note to a Restricted Regulation S Global Note.  If a holder of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the holder of an Accredited Investor Note, as the case may be, wishes at any time to exchange its interest in such Note for an interest in the Restricted Regulation S Global Note or transfer its interest in such Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Regulation S Global Note in accordance with, and subject to, this clause (ii).  Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the Depositary’s procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Regulation S Global Note in an amount equal to (x) the beneficial interest in the Rule 144A Global Note or (y) the aggregate principal amount of the Accredited Investor Note, as the case may be, to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C attached hereto given by the holder of such interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Trustee shall instruct the Depositary to reduce the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred or, in the case of an Accredited Investor Note, shall cancel such Note surrendered for transfer or exchange in accordance with Section 2.8 hereof, and the Trustee shall instruct the Depositary, concurrently with such reduction or cancellation to increase the principal amount of the Restricted Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or, in the case of an Accredited Investor Note, by the aggregate principal amount of the Accredited Investor Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in

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such instructions (who shall be the Agent Member for Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Restricted Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note or to the aggregate principal amount of the Accredited Investor Note, as the case may be.

(iii)

Rule 144A Global Note or Accredited Investor Note to Unrestricted Regulation S Global Note.  If a holder of a beneficial interest in the Rule 144A Global Note deposited with the Depositary or the holder of an Accredited Investor Note, as the case may be, wishes at any time to exchange its interest in such Note for an interest in the Unrestricted Regulation S Global Note or transfer its interest in such Note to a Person who wishes to take delivery thereof in the form of an interest in the Unrestricted Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Unrestricted Regulation S Global Note in accordance with, and subject to, this clause (iii).  Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the Depositary’s procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Unrestricted Regulation S Global Note in an amount equal to (x) the beneficial interest in the Rule 144A Global Note or (y) the aggregate principal amount of the Accredited Investor Note, as the case may be, to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit D attached hereto given by the holder of such interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and (A) in the case of an exchange, that either (x) the Note being exchanged is not a “restricted security” as defined in Rule 144 under the Securities Act (“Rule 144”), or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with this clause (iii), (B) in the case of a transfer pursuant to Regulation S, that the Note is being transferred pursuant to and in accordance with Regulation S, (C) in the case of a transfer pursuant to Rule 144, that the Note is being transferred pursuant to and in accordance with Rule 144 or (D) in the case of a transfer pursuant to another exemption from the Securities Act (including without limitation Rule 144A), specifying the basis for such exemption, the Trustee shall instruct the Depositary to reduce the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred or, in the case of an Accredited Investor Note, shall cancel such Note surrendered for transfer or exchange in accordance with Section 2.8 hereof, and the Trustee shall instruct the Depositary, concurrently with such reduction or cancellation, to increase the principal amount of the Unrestricted Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or, in the case of an Accredited Investor Note, by the aggregate principal amount of the Accredited Investor Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Regulation S Global Note equal to the reduction in the principal

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amount of the Rule 144A Global Note or to the aggregate principal of the Accredited Investor Note, as the case may be.

(iv)

Restricted Regulation S Global Note, Unrestricted Regulation S Global Note or Accredited Investor Note to Rule 144A Global Note.  If a holder or a beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note deposited with the Depositary or the holder of an Accredited Investor Note, as the case may be, wishes at any time to exchange its interest in such Note for an interest in the Rule 144A Global Note or transfer its interest in such Note to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depositary, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note, in accordance with, and subject to, this clause (iv).  Upon receipt by the Trustee, at the Corporate Trust Office of (1) instructions from Euroclear or Cedel or the Depositary, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to (x) the beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note, or (y) the aggregate principal amount of the Accredited Investor Note, to be exchanged or transferred, such instructions to contain information regarding the Agent Member’s account with the Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Regulation S Global Note or Restricted Regulation S Global Note, information regarding the Agent Member’s account with the Depositary to be debited with such decrease, and (2) a certificate in the form of Exhibit E attached hereto given by the holder of such interest and stating that the Person exchanging or transferring such interest in the Restricted Regulation S Global Note, the Unrestricted Regulation S Global Note or the Accredited Investor Note, as the case may be, reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Cedel or the Trustee, as the case may be, shall instruct the Depositary to reduce the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note to be exchanged or transferred, or, in the case of an Accredited Investor Note, shall cancel such Note surrendered for transfer or exchange in accordance with Section 2.8 hereof, and the Trustee shall instruct the Depositary, concurrently with such reduction or cancellation to increase the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note or by the aggregate principal amount of the Accredited Investor Note, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Restricted Regulation S Global Note or the Unrestricted Regulation S

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Global Note or to the aggregate principal amount of the Accredited Investor Note, as the case may be.

(v)

Rule 144A Global Note, Restricted Regulation S Global Note or Unrestricted Regulation S Global Note to Accredited Investor Note.  If a holder of a beneficial interest in the Rule 144A Global Note, the Restricted Regulation S Global Note or the Unrestricted Regulation S Global Note deposited with the Depositary wishes at any time to exchange its interest in such Global Note for an Accredited Investor Note or transfer its interest in such Note to a Person who wishes to take delivery thereof in the form of an Accredited Investor Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depositary, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent interest in an Accredited Investor Note in accordance with, and subject to, this clause (v).  Upon receipt by the Trustee at the Corporate Trust Office of (i) a certificate in the form of Exhibit F attached hereto given by the holder of such beneficial interest and stating that the Person exchanging or transferring such interest reasonably believes that the Person acquiring such interest in an Accredited Investor Note is an institution that is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and is obtaining such interest in a transaction exempt from the Securities Act and (ii) a representation letter in the form of Exhibit G attached hereto given by the transferee pursuant to which it shall agree to the restrictions on transfer contained herein and in the Notes and to certain other matters, Euroclear or Cedel or the Trustee, as the case may be, shall instruct the Depositary to reduce the Restricted Regulation S Global Note, the Unrestricted Regulation S Global Note or the Rule 144A Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in such Global Notes to be exchanged or transferred (such instructions to contain information regarding the Agent Member’s account with the Depositary to be debited with such decrease), the Company shall execute, and the Trustee shall authenticate and deliver in the name of the Person specified in such instructions, an Accredited Investor Note equal to the reduction in the principal amount of the Restricted Regulation S Global Note, the Unrestricted Regulation S Global Note or the Rule 144A Global Note, as the case may be.

(vi)

Other Exchanges.  In the event that a Global Note is exchanged for Notes in certificated form without interest coupons pursuant to this Section 2.9 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including, without limitation, the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A, Rule 144 or Regulation S and generally with the Securities Act, as the case may be) and as may be from time to time adopted by the Company and the Trustee.

(c)

Portions of a Global Note deposited with the Depositary pursuant to Section 2.1 shall be transferred in certificated form to the beneficial owners thereof only if such transfer complies with this Section 2.9.

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(d)

In order to facilitate the delivery of certificated Notes upon the occurrence of certain events as specified in Section 2.9(a) or pursuant to Section 2.9(b)(v), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive fully registered form without interest coupons.

(e)

Unless and until certificated Notes have been issued to Note Owners:

(i)

this Section shall be in full force and effect;

(ii)

the Note Registrar and the Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

(iii)

to the extent that this Section conflicts with any other provisions of this Indenture, this Section shall control;

(iv)

the rights of Note Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Note Owners and the Depositary and/or the Agent Members pursuant to the Note Depositary Agreement;

(v)

the Depositary will make book-entry transfers among the Agent Members and receive and transmit payments of principal of and interest on the Notes to such Agent Members; and

(vi)

whenever this Indenture requires or permits actions to be taken based upon instruments or directions of Noteholders evidencing a specified percentage of the Outstanding principal amount of the Notes, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Noteholders owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until certificated Notes have been issued to Note Owners, the Trustee shall give all such notices and communications to the Depositary.

Section 2.10

Transfer Restrictions.  vi) No transfer of a Note (or any interest therein) shall be made except (i) to the Company or to an Initial Purchaser, (ii) so long as such Note is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) (“QIB”) acquiring such Note for its own account or as a fiduciary or agent for others (which others must also be QIBs) and to whom notice is given that the resale or other transfer is being made in reliance on Rule 144A, (iii) outside the United States in compliance with Rule 904 of Regulation S under the Securities Act (“Regulation S”), (iv) pursuant to the exemption from registration provided by Rule 144 under

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 the Securities Act (if available), (v) to an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) pursuant to another available exemption under the Securities Act or (vi) pursuant to a registration statement that has been declared effective under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.  In connection with any proposed transfer of a Note pursuant to clause (iii), (iv) or (v) above, the holder thereof must, prior to such transfer, furnish to the Trustee and the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  None of the Company, Southwestern, Enogex and the Trustee is under any obligation to register the Notes under the Securities Act or any other securities law.

(b)

Each Noteholder, by its acceptance of the Notes (or the obligations evidenced thereby), will be deemed to have acknowledged, represented to and agreed with the Company as follows:

(i)

It is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company, Southwestern or Enogex or acting on behalf of the Company, Southwestern or Enogex and (i)(A) it is a QIB and is acquiring such Notes for its own account or as a fiduciary or agent for others (which others also must be QIBs) and it is aware that the sale of such Notes to it is being made in reliance on Rule 144A, (B) it is an Institutional Accredited Investor and is acquiring the Notes for its own account or as a fiduciary or agent for others (which others also must be Institutional Accredited Investors unless the purchaser is a bank acting in its fiduciary capacity) for investment purposes and not for distribution in violation of the Securities Act or (C) it is acquiring the Notes in an offshore transaction to non-U.S. Persons pursuant to an exemption from registration provided by Regulation S and, in each case, (ii) it is able to bear the economic risk of an investment in such Notes and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring such Notes.  Each purchaser of a Note that is an Institutional Accredited Investor (other than a QIB) will be required to furnish to the Trustee a representation letter in the form of Exhibit G attached hereto pursuant to which it shall agree to the restrictions on transfer set forth above and to certain other matters.

(ii)

The Notes (and interests therein) and the Guaranties have not been registered under the Securities Act or any state securities laws and, accordingly, are being offered and sold only in a transaction not involving any public offering within the meaning of the Securities Act, and if such purchaser decides to resell or otherwise transfer such Notes at a time when the Legend appearing on such Notes has not been removed, then such Notes may be resold or otherwise transferred only (i) to the Company or an Initial Purchaser, (ii) so long as such Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB acquiring such Notes for its own account or as a fiduciary or agent for others (which others must also be QIBs) and to whom notice is given that the resale or other transfer is being made in

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reliance on Rule 144A, (iii) in an offshore transaction in compliance with Rule 904 of Regulation S, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, (v) to an Institutional Accredited Investor pursuant to another available exemption under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; provided that the agreement of such purchaser is subject to any requirement of law that the disposition of the purchaser’s property shall at all times be and remain within its control.  In the case of any Accredited Investor Notes, the holder thereof must check the appropriate box set forth on such Notes.  In the event that a transfer is to be made in reliance upon clause (iii), (iv) or (v) above, the holder (or beneficial holder, as the case may be) will be required to furnish to the Trustee such certifications, legal opinions or other information as the Company, Southwestern, Enogex or the Trustee may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(iii)

Until the Legend has been removed from the Notes, it shall notify each transferee of Notes (or any interest therein) from it that (1) such Notes (and interests therein) and the Guaranties have not been registered under the Securities Act, (2) such Notes (and interests therein) are subject to the restrictions on the resale or other transfer thereof described in paragraph (ii) above, (3) such transferee shall be deemed to have represented as to those matters described in paragraph (i) above, and (4) such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

(iv)

None of the Company, NOARK, Southwestern, Enogex, the Trustee or the Initial Purchasers or any person representing the Company, NOARK, Southwestern, Enogex, the Trustee or the Initial Purchasers has made any representation to it with respect to the Company, NOARK, Southwestern, Enogex, the Notes or the Guaranties, other than the information contained or incorporated by reference in the Private Placement Memorandum, which Private Placement Memorandum has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes.  It has had access to such financial and other information concerning the Company, NOARK, Southwestern, Enogex, the Notes and the Guaranties as it has deemed necessary in connection with its purchase of the Notes, including an opportunity to ask questions of and request information from the Company, NOARK, Southwestern, Enogex and the Initial Purchasers.

(v)

The Company, NOARK, Southwestern, Enogex, the Trustee, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by it by its purchase of the Notes is no longer accurate, it shall promptly notify the Company, Southwestern, Enogex, the Initial Purchasers and the Trustee.

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(vi)

If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

(vii)

Until the Legend has been removed from the Notes, it shall notify each transferee of Notes (or any interests therein) from it that (w) such Notes (and interests therein) and the Guaranties have not been registered under the Securities Act, (x) such Notes (and interests therein) are subject to the restrictions on the resale or other transfer thereof described in clause (ii) above, (y) such transferee shall be deemed to have represented as to those matters described in clause (i) above, and (z) such transferee shall be deemed to have agreed to notify its subsequent transferees as to the foregoing.

(c)

Each Noteholder by its acquisition of any Notes (or a beneficial interest therein), shall be deemed to have represented and warranted for the benefit of the Company, Southwestern, Enogex, the Trustee and the Noteholders, that either (a) it is not acquiring any Notes with the assets of any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA or any “plan” as defined in Section 4975 of the Internal Revenue Code, (b) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code, or (c) if such Noteholder is an insurance company, the source of funds from which its investment is to be made is a general account of an insurance company and its purchase and holding of the Notes will be in accordance with the terms of the Class Exemption for Transactions Involving Insurance Company General Accounts (Prohibited Transaction Class Exemption 95-60).

(d)

Each Noteholder by its acquisition of any Notes (or beneficial interests therein) shall be deemed, by its acceptance or purchase thereof, to have agreed to any amendment or supplement to this Indenture amending the transfer restrictions set forth above pursuant to Section 9.1(e) hereof.

Section 2.11

CUSIP Numbers.  The Company in issuing the Notes may, and in the case of Global Notes issued pursuant to Section 2.9 shall, use “CUSIP” numbers (if then generally in use), and, if so used, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders of Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.  The Global Notes issued and authenticated pursuant to Section 2.1(b) (both before and after the expiration of the restricted period) and the Rule 144A Global Notes shall each be assigned separate securities identification numbers.

Section 2.12

Guaranties.  Holders of Notes and the Trustee in respect thereof are entitled to the benefits of the Guaranties.

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ARTICLE III.  REDEMPTION OF NOTES AT THE OPTION OF THE COMPANY AND SINKING FUND PROVISIONS

Section 3.1

Optional Redemption of Notes.  vii) The Notes will be subject to redemption at the option of the Company, upon not less than 60 days notice to the Trustee, in whole from time to time on any Business Day or in part on any Payment Date in principal amounts of $100,000 and increments of $1,000 in excess thereof (provided that any remaining principal amount hereof shall be at least $100,000) at the Redemption Price, together with unpaid interest accrued thereon to the date fixed for redemption (each, a “Redemption Date”).

(b)

At the option of Southwestern or Enogex, Notes in an aggregate principal amount guaranteed at such time by Southwestern or Enogex, respectively, are subject to redemption upon not less than 60 days notice to the Trustee, in whole from time to time on any Business Day or in part on any Payment Date, in principal amounts of $100,000 and increments of $1,000 in excess thereof (provided that any remaining principal amount hereof shall be at least $100,000) at the Redemption Price, together with unpaid interest accrued thereon to the Redemption Date.  Any redemption pursuant to this Section 3.1(b) by Southwestern or Enogex shall be treated as a payment on the Southwestern Guaranty or Enogex Guaranty, respectively.

Section 3.2

Notices of Redemption.  viii) In the case of any redemption of Notes pursuant to Section 3.1, the Trustee shall give written notice of such redemption to holders of the Notes to be redeemed by mailing, first-class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Note Register.  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice.  In any case, failure duly to give such notice to the holder of any Note designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes.

Each such notice of redemption (i) shall specify the date fixed for redemption and the redemption price at which Notes are to be redeemed, (ii) shall identify the provision of the Indenture under which the Notes are being redeemed (and, in the case of Section 3.1(b), whether such redemption is at the option of Southwestern or Enogex) and (iii) shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon presentation and surrender of such Notes (if applicable), that interest accrued to the date fixed for redemption will be paid as specified in that notice and that from and after that date interest will cease to accrue.  In case any Note is to be redeemed in part only, the notice shall state that on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

(b)

In the event of any redemption of less than all the Notes Outstanding, the principal amount of Notes to be redeemed shall be allocated among all of the Notes Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption, provided that the principal amount to be redeemed in respect

27

of any Note shall be in integral multiples of $1,000 and provided further that any unredeemed portion thereof shall be an authorized denomination.

Section 3.3

Payment of Redemption Price.  ix) If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes specified in such notice to be redeemed pursuant to Section 3.1 shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption, and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Company, Southwestern or Enogex, as the case may be, shall default in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof.  Such Notes shall be paid and redeemed at the applicable Redemption Price, together with interest accrued thereon to the Redemption Date (but if the Redemption Date is a Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable Record Date pursuant to Section 2.7); provided that upon any redemption of a Note in whole, the Redemption Price will be payable only upon presentation and surrender of such Note at the place of payment specified in the notice provided pursuant to Section 2.7(b)(i) hereof.

(b)

The Notes or portions of Notes to be redeemed pursuant to Section 3.4 shall become due and payable on the applicable Redemption Date and interest on such Notes or portions of Notes shall cease to accrue on and after such Redemption Date, unless the Company shall default in the payment of such Redemption Price.  Such Notes shall be paid and redeemed at the applicable Redemption Price; provided that upon any redemption of a Note in whole, the Redemption Price will be payable only upon presentation and surrender of such Note at the place of payment specified in the notice provided pursuant to Section 2.7(b)(i) hereof.

(c)

Upon presentation of any Note which is to be redeemed in part only, the Company shall execute, the Trustee shall authenticate and the office or agency where the Note is presented shall make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.

Section 3.4

Sinking Fund.

(a)

The Notes are subject to redemption prior to the Stated Maturity pursuant to a sinking fund on each Payment Date in installments of $1,000,000 each at a redemption price of 100% of the principal amount thereof.

(b)

Each sinking fund payment shall be allocated among all of the Notes Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption; provided that the principal amount to be redeemed in respect of any Note shall be in integral multiples of $1,000 and provided further that any unredeemed portion thereof shall be an authorized denomination.

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(c)

Upon any partial redemption of the Notes pursuant to Section 3.1 hereof, the principal amount of the mandatory sinking fund payments pursuant to this Section 3.4 shall be reduced pro rata (in increments of $1,000).

ARTICLE IV.  PARTICULAR COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

Section 4.1

Payment of Principal, Premium and Interest.  The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes at the time and place and in the manner provided herein and in the Notes.

Section 4.2

Consolidation, Merger or Sale.  The Company will not, while any of the Notes remain Outstanding, consolidate with, merge into, merge into itself or sell or convey all or substantially all of its property to any other Person, unless the provisions of Article X hereof are complied with.

Section 4.3

Limitation on Liens.  So long as any of the Notes are Outstanding, the Company covenants and agrees that it will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness, without effectively providing that the Outstanding Notes (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that the foregoing provisions shall not apply to:

(i)

Liens existing on the date of this Indenture;

(ii)

Liens for taxes the payment of which is not at the time due and payable or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves, if any, required under GAAP have been provided;

(iii)

carrier’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, worker’s, employee’s or other like Liens arising in the ordinary course of business not filed of record which secure payment of sums which are not delinquent for a period of more than 60 days, and mechanics’, materialmen’s, repairmen’s and other like Liens which have been filed of record but which are being contested in good faith and for the payment of which adequate reserves, if any, required under GAAP have been provided;

(iv)

Liens in connection with workmen’s compensation, social security, unemployment insurance or other like laws or to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances, or the payment of the deferred purchase price of property;

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(v)

Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and for the payment of which adequate reserves, if any, required under GAAP have been provided;

(vi)

Liens existing on any parcel of real property with respect to which the Company or any of its Subsidiaries is granted a right of way, which will not, individually or in the aggregate, at any time materially impair the Company’s use of the rights of way in the operation of its business;

(vii)

easements or reservations in any property for the purpose of roads, railroads, pipe, sewer, telephone, telegraph, electric and power lines and other like purposes that do not, individually or in the aggregate, impair the use of such property in the operation of the business of the Company and/or its Subsidiaries and rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company and/or its Subsidiaries, including zoning laws and ordinances to the extent not violated;

(viii)

landlord’s and lessor’s Liens in the ordinary course of business, which do not materially impair the Company’s or a Subsidiary’s use thereof;

(ix)

Liens or security interests existing on such property at the time of its acquisition (other than any such Lien or security interest created in the contemplation of such acquisition or of such person becoming a Subsidiary);

(x)

Liens created by purchase money mortgages or other security interests upon or in any property acquired or held by the Company or any Subsidiary, and additions or improvements thereto, in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

(xi)

Liens on any assets of any Subsidiary of the Company in favor of the Company or any wholly-owned Subsidiary of the Company;

(xii)

Liens on current assets to secure any Indebtedness maturing (including any extensions or renewals thereof) not more than one year from the date of the creation of such Lien; and

(xiii)

extensions and renewals of any Lien described in clauses (i) through (xii) above, provided that (A) any such extension or renewal shall be limited to the property theretofore subject to such Lien and additions and/or improvements thereto and (B) the principal amount of the Indebtedness secured by such Lien shall not be increased.

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Notwithstanding the foregoing, the Company and its Subsidiaries, or any of them, may issue, assume or guarantee Indebtedness secured by Liens upon or with respect to any property of the Company or any Subsidiary which would otherwise be subject to the foregoing restrictions, provided that at the time of such issuance, assumption or guarantee of Indebtedness, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the sum of (i) the aggregate principal amount of all outstanding Indebtedness secured by such Liens which could not have been issued, assumed or guaranteed by the Company or a Subsidiary without equally and ratably securing the Notes then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions entered into pursuant to the final paragraph under Section 4.6 below, does not at such time exceed 15% of Consolidated Net Tangible Assets of the Company computed as of the end of the most recent fiscal quarter preceding such issuance, assumption or guarantee.

Section 4.4

Certificate to Trustee.  So long as any of the Notes are Outstanding, the Company shall furnish to the Trustee on or before May 15 in each year (beginning with May 15, 1999) a brief certificate from an Authorized Officer of the Company as to his or her knowledge of the Company’s compliance with all covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 4.5

Reports by the Company.  x) If the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Company shall file with the Trustee, and the Trustee shall provide Noteholders, within 30 days after it files them with the Commission, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(b)

As long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and the Notes are “restricted securities” within the meaning of Rule 144 under the Securities Act, upon the request of a Noteholder or a Note Owner, the Company shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined herein) to such Noteholder or Note Owner or to a prospective purchaser of such Note designated by such Noteholder or Note Owner in order to permit compliance by such holder or beneficial owner with Rule 144A in connection with the resale of such Note (or interest therein) to a QIB.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

(c)

So long as any of the Notes are Outstanding, in addition to the requirement to furnish Rule 144A Information as provided in subsection (b), the Company shall file with the Trustee, and the Trustee shall (upon the written request thereof delivered to the Trustee) provide to any Noteholder or Note Owner, annual consolidated financial statements of the Company

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 prepared in accordance with GAAP and the FERC uniform system of accounts, as applicable, except as noted therein (together with notes thereto and a report thereon by an independent accountant of established national reputation) and setting forth in comparative form the figures for the previous fiscal year, such statements to be filed with the Trustee within 120 days after the end of the fiscal year covered thereby.  In addition, the Company will file with the Trustee, and the Trustee will (upon written request thereof delivered to the Trustee) provide to any Noteholder or Note Owner, unaudited consolidated financial statements (including a balance sheet and statements of income and retained earnings) of the Company as of the end of each of the first three fiscal quarters of each fiscal year and for the period of such fiscal year then ended prepared on a basis consistent with the annual financial statements furnished pursuant to this clause (c) and setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, such statements to be filed with the Trustee within 60 days after the end of each such fiscal quarter.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.6

Restrictions on Sales and Leasebacks.  The Company shall not and shall not permit any Subsidiary to enter into any arrangement with any Person (not including arrangements between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries) providing for the sale and leasing back by the Company or any Subsidiary for a period, including renewal, in excess of three years of any property which has been owned or operated for more than nine months after the acquisition thereof or the completion of construction and commencement of full operation thereof by the Company or any Subsidiary (a “Sale and Leaseback Transaction”), unless:

(1)

immediately after giving effect to such Sale and Leaseback Transaction, no Default or Event of Default shall have occurred and be continuing, and

(2)

an amount equal to the fair market value (as determined in good faith by the Company’s Governing Body at the time of entering into such arrangements) is received for the property so sold and leased back and is (i) invested in, or is held in cash or cash-equivalents for reinvestment in, other assets owned or to be owned by the Company (and/or any of its wholly-owned Subsidiaries) or such Subsidiary or (ii) applied to the payment or prepayment of Indebtedness of the Company (and/or any of its wholly-owned Subsidiaries) or such Subsidiary, other than Indebtedness owed to the Company or any of its Subsidiaries.

Notwithstanding the foregoing, the Company and its Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by the above restriction, provided that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Debt in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph and (ii) the aggregate principal amount of outstanding Indebtedness secured by Liens

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pursuant to the final paragraph under Section 4.3 does not at such time exceed 15% of Consolidated Net Tangible Assets of the Company computed as of the end of the most recent fiscal quarter preceding such Sale and Leaseback Transaction.

ARTICLE V.  MAINTENANCE OF OFFICE AND PROVISION FOR PAYMENT OF NOTES

Section 5.1

Maintenance of Office and Agency.  So long as the Notes remain Outstanding, and thereafter as provided in Article XI, the Company agrees to maintain an office or agency in the Borough of Manhattan, The City and State of New York (which, unless changed, shall be the Corporate Trust Office), where (i) Notes may be presented for payment, (ii) Notes may be presented as hereinabove authorized for registration of transfer and exchange and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chief Executive Officer, its President, a Vice President or its Treasurer and delivered to the Trustee, designate some other office or agency for such purposes or any of them.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

Section 5.2

Money for Note Payments to be Held in Trust.  (a) If the Company shall appoint one or more paying agents, other than the Trustee, for the Notes, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section, that it will:

(1)

hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)

give the Trustee notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(3)

at any time during the continuance of any failure referred to in the preceding paragraph (a)(2) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4)

perform all other duties of paying agent as set forth in this Indenture.

(b)

If the Company shall act as its own paying agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on Notes set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay

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 such principal (and premium, if any) or interest so becoming due on the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action.  Whenever the Company shall have one or more paying agents for the Notes, it will, no later than 10:00 a.m., New York City time, on or prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum in immediately available funds to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c)

Anything in this Section 5.2 to the contrary notwithstanding, (i) the agreement to hold sums in trust as provided in this Section 5.2 is subject to the provisions of Section 11.6 and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such sums.

Section 5.3

Appointment of Trustee.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4

Company to Furnish Trustee Names and Addresses of Holders.  xi) The Company will furnish or cause to be furnished to the Trustee (i) not later than 10 days after each regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Notes as of such regular Record Date; provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (ii) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such, list need be furnished at any time that the Trustee shall be the Note Registrar.

(b)

The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in this Section 5.4 and as to the names and addresses of holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).  The Trustee may destroy any list furnished to it as provided in this Section 5.4 upon receipt of a new list so furnished.

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ARTICLE VI.  REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

Section 6.1

Event of Default Defined; Acceleration of Maturity; Waiver of Default.
xii) “Event of Default” means any one or more of the following events which has occurred and is continuing:

(1)

default in the payment of the principal of (or any premium on) any of the Notes as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise;

(2)

default in the payment of any installment of interest upon any of the Notes, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(3)

the Company or any of its Material Consolidated Subsidiaries shall default in the payment when due (after giving effect to any applicable grace period) of any Indebtedness of the Company or any Material Consolidated Subsidiary of the Company, if the aggregate principal of such Indebtedness exceeds $15,000,000;

(4)

a Guarantor fails to perform or comply with any covenant, representation, warranty or other obligation in respect of any Indebtedness of such Guarantor and as a result thereof such Indebtedness is accelerated prior to its stated maturity or fails to pay any Indebtedness of such Guarantor at maturity (after giving effect to any applicable grace period), and the aggregate amount of such Indebtedness accelerated or unpaid equals or exceeds $15,000,000; provided that if such acceleration shall be rescinded or annulled or such Indebtedness shall be paid in full, then the Event of Default under this clause (4) by reason thereof shall be deemed to have been remedied without further action hereunder;

(5)

failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Notes at the time Outstanding;

(6)

the Company, a Guarantor or any Material Consolidated Subsidiary of the Company (each, a “Relevant Party”) shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under the Federal Bankruptcy Code or other similar applicable Federal or state law, shall

35

consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors;

(7)

a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Relevant Party, on the grounds of insolvency a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency with respect to such Relevant Party or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Relevant Party, or any such petition shall be filed against the Relevant Party and such petition shall not be dismissed within 60 days;

(8)

the Southwestern Guaranty or the Enogex Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or either Southwestern or Enogex denies or disaffirms its obligations under the Southwestern Guaranty or the Enogex Guaranty, respectively; or

(9)

failure on the part of Southwestern or Enogex duly to observe or perform any of the covenants or agreements on their part under the Southwestern Guaranty and the Enogex Guaranty, respectively, for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given, by registered or certified mail, to the Company, Southwestern and Enogex by the Trustee or to the Company, Southwestern, Enogex and the Trustee by the holders of at least 25% in principal amount of the Notes at the time Outstanding;

provided, however, that notwithstanding the foregoing, it shall not constitute an Event of Default hereunder if an event described in clause (4), (6), (7), (8) or (9) of this Section 6.1 (after giving effect to any applicable grace period) has occurred in respect of either one of Southwestern or Enogex (the “Defaulting Guarantor”) and no such event has occurred in respect of the other (the “Non-Defaulting Guarantor”) and within 30 days after notice of the occurrence of any such event described in clause (4), (6) or (8) above, or within 15 days after notice of the occurrence of any such event described in clause (7) or (9) above, in respect of the Defaulting Guarantor shall have been given, by registered or certified mail, to the Non-Defaulting Guarantor by the Trustee or to the Non-Defaulting Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding, the Non-Defaulting Guarantor shall have delivered to the Trustee a duly executed Guaranty substantially in the form of Exhibit H in the event that Southwestern is the Defaulting Guarantor or Exhibit I in the event that Enogex is the Defaulting Guarantor and an Opinion of Counsel stating that, in the opinion of such counsel, such Guaranty has been duly authorized by and lawfully executed and delivered on behalf of the Non-Defaulting Guarantor, is in full force and effect and is legal, valid and binding upon the

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Non-Defaulting Guarantor in accordance with its terms, subject to standard exceptions as to the enforceability thereof; it being understood that the delivery of any such Guaranty shall not be an obligation of the Non-Defaulting Guarantor, but rather shall be in the sole discretion of the Non-Defaulting Guarantor.

(b)

In each and every such case, the Company shall file with the Trustee written notice of the occurrence of any Event of Default within five Business Days of the Company’s becoming aware of any such Event of Default.  If an Event of Default has occurred and is continuing, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Noteholders), may declare the principal of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding; provided that in the case of an Event of Default described in Section 6.1(a)(5) or (6) hereof in respect of the Company, the entire principal amount of all Outstanding Notes, all interest accrued and unpaid thereon, and all premium (if any) and other amounts payable under the Notes and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived.

(c)

The provisions of subsection (b) of this Section, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.6, and any and all defaults under the Indenture, other than the nonpayment of principal on Notes which shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.6, then and in every such case the holders of the majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

(d)

In case the Trustee shall have proceeded to enforce any right with respect to the Notes under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

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Section 6.2

Collection of Indebtedness by Trustee; Trustee May Prove Debt.  xiii) In case the Company shall fail forthwith to pay any amounts owing on the Notes when due and payable, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or any other obligor upon the Notes, including without limitation Southwestern or Enogex in respect of their respective obligations under the Southwestern Guaranty and the Enogex Guaranty, respectively (subject, however, to the limitations set forth in the Guaranties),wherever situated the moneys adjudged or decreed to be payable.

(b)

If an Event of Default hereunder has occurred and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law, in equity, in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or the Guaranties or in aid of the exercise of any power granted in this Indenture or the Guaranties, or to enforce any other legal or equitable right vested in the Trustee by this Indenture, the Guaranties or by law.

(c)

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Company, any other obligor on such Notes or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Notes allowed for the entire amount due and payable by the Company or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Company or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Noteholders, to pay to the Trustee any amount due it under Section 7.6.  Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

(d)

All rights of action and of asserting claims under this Indenture or the Guaranties, or under any of the terms established with respect to the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.6, be for the ratable benefit of the holders of the Notes.

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Section 6.3

Application of Proceeds.  Any moneys collected by the Trustee pursuant to Section 6.2 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.6;

SECOND: To the payment of the amounts then due and unpaid for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company.

Section 6.4

Limitation of Suits by Noteholders.  No holder of any Note shall have any right by virtue or by availing of any provision of this Indenture or the Guaranties to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Guaranties, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such security and indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity, shall have failed to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other such taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture or the Guaranties to affect, disturb or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture or the Guaranties, except in the manner herein or therein provided and for the equal, ratable and common benefit of all holders of Notes.  For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Note to receive payment of the principal of (and premium, if any) and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the Redemption Date), or to institute suit for the enforcement of any such payment on or after such respective dates or Redemption Date, shall not be impaired or affected without the consent of such holder.

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Section 6.5

Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  xiv) All powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

(b)

No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed as a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.6

Control by Noteholders.  The holders of a majority in aggregate principal amount of the Notes at the time Outstanding, determined in accordance with Section 8.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Notes at the time Outstanding determined in accordance with Section 8.4 not parties thereto and provided further that such holders have offered to the Trustee reasonable indemnity or security against expenses and liabilities.  The holders of a majority in aggregate Outstanding principal amount of the Notes, determined in accordance with Section 8.4, may on behalf of the holders of all of the Notes, waive any past default or Event of Default in the performance of any of the covenants contained herein and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes as and when the same shall become due by the terms of such Notes, which default may be waived by the unanimous consent of the holders affected.  Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 6.7

Notice of Defaults.  The Trustee shall, within 90 days after the occurrence of a default, transmit by mail, first-class postage prepaid, to the holders of Notes, as their names and addresses appear upon the Note Register, notice of all defaults actually known to a Responsible Officer of the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term “defaults” for the purposes of this Section being hereby defined to be the events specified in Section 6.1(a), not including any grace periods provided for therein and irrespective of the giving of any notice provided for therein); provided that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Notes or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Notes.

The Trustee shall not be deemed to have knowledge of any default, except (i) a default under Section 6.1(a)(1), (a)(2) or a payment default under Section 6.1(a)(9) as long as the Trustee is acting

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as paying agent for the Notes or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have actual knowledge or obtained written notice.

ARTICLE VII.  CONCERNING THE TRUSTEE

Section 7.1

Duties and Responsibilities of the Trustee Prior to and During Event of Default.  xv) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)

the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

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(3)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(4)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(5)

none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur or risk personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(c)

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

Section 7.2

Certain Rights of the Trustee.  Except as otherwise provided in Section 7.1:

(a)

The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)

Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by an Authorized Officer (unless other evidence in respect thereof is specifically prescribed herein);

(c)

Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) is entitled to receive and may rely upon an Officer’s Certificate;

(d)

The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(e)

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant

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to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his own affairs;

(f)

If an Event of Default shall have occurred and be continuing, the Trustee shall be under no obligation to follow any request, order or direction of the Company if in the reasonable judgment of the Trustee the following of such request, order or direction would not be in the best interests of all the holders;

(g)

The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing to do so by the holders of not less than a majority in principal amount of the Outstanding Notes (determined as provided in Section 8.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable security or indemnity against such costs, expenses or liabilities as a condition to so proceeding and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(j)

The Trustee may (but shall not be required to) at any time bring an action on behalf of the Noteholders against third parties.

Section 7.3

Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.  xvi) The recitals contained herein and in the Notes (other than the Certificate of Authentication on the Notes) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)

The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Guaranties or of the Notes.

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(c)

(d)

The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of the Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or the Guaranties or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 7.4

Trustee and Agents May Hold Securities; Collections, etc.  The Trustee or any paying agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note Registrar.

Section 7.5

Moneys Held by Trustee.  Subject to the provisions of Section 11.6, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 7.6

Compensation and Indemnification of Trustee and its Prior Claim.  xvii) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee may agree upon in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the documented expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct.  The Company also covenants to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, loss, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses reasonably incurred of defending itself against any claim of liability in the premises.

(b)

The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for documented expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the termination of this Indenture and the resignation or removal of the Trustee.  Such additional indebtedness shall be a senior lien to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes, and the Notes are hereby subordinated to each such senior lien.

(c)

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and

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compensation for its services are intended to constitute expenses of administration under applicable Federal or State bankruptcy, insolvency or similar law.

Section 7.7

Right of Trustee to Rely on Officer’s Certificate, etc.  Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, it shall be entitled to receive, and such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively provided and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 7.8

Conflicting Interest.  If the Trustee has acquired or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.9

Persons Eligible for Appointment as Trustee.  There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50 million, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Company may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10

Resignation and Removal; Appointment of Successor Trustee.  xviii) The Trustee or any successor hereafter appointed may at any time resign by giving written notice thereof to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Governing Body, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section

45

6.8, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)

In case at any time any of the following shall occur:

(1)

the Trustee shall fail to comply with the provisions of Section 7.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(2)

the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(3)

the Trustee shall become incapable of acting, shall be adjudged a bankrupt or insolvent, a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Governing Body, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.8, unless the Trustee’s duty to resign is stayed as provided herein, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.  If a notice of removal shall have been delivered to the Trustee and no successor trustee shall have been appointed and have accepted appointment within 30 days after the Trustee’s receipt of such notice of removal, the Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee.

(c)

The holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the removal of the Trustee, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.8, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(d)

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11

Acceptance of Appointment by Successor.  xix) In case of the appointment hereunder, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to any prior lien provided for in Section 7.6(b).

(b)

Upon request of any such successor trustee or retiring Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

(c)

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

(d)

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first-class postage prepaid, to the Noteholders, as their names and addresses appear upon the Note Register.  If the Company fails to transmit such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.12

Merger, Conversion, Consolidation or Succession to Business of Trustee.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13

Preferential Collection of Claims Against Company.  If and when the Trustee shall become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any other obligor upon the Notes).

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Section 7.14

Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee prior to the occurrence of an Event of Default in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to any earlier date), unless prior to taking any such action (or the effective date in the case of an omission) the Trustee shall have received written instructions from an Authorized Officer of the Company in response to such application specifying the action to be taken or omitted.

ARTICLE VIII.  CONCERNING THE NOTEHOLDERS

Section 8.1

Acts of Noteholders.  Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes Outstanding may take any action (including the making any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Notes in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 8.2

Trustee May Require Proof of Ownership.  Subject to the provisions of Section 7.1, proof of the execution of any instrument by a Noteholder (such proof will not require notarization) or his, her or its agent or proxy and proof of the holding by any person of any of the Notes shall be sufficient if made in the following manner:

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(a)

the fact and date of the execution by any such person of any instrument may be proved in any reasonable manner acceptable to the Trustee;

(b)

the ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Note Registrar thereof; or

(c)

the Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 8.3

Noteholders to be Treated as Owners.  Prior to the due presentment for registration of transfer of any Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any such Person, or upon such Person’s order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon or in respect of any such Note.

Section 8.4

Notes Held by Company Deemed Not Outstanding.  In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor.  In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.5

Right of Revocation of Action Taken.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the holders of the majority or other percentage in aggregate principal amount of the Notes Outstanding specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.2, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange

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therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note.  Any action taken by the holders of a majority or greater percentage in aggregate principal amount of the Notes Outstanding specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes.

ARTICLE IX.  SUPPLEMENTAL INDENTURES; AMENDMENTS TO GUARANTIES

Section 9.1

Supplemental Indentures Without Consent of Noteholders.  In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Noteholders, for one or more of the following purposes:

(a)

to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained herein or otherwise established with respect to the Notes;

(b)

to evidence the assignment by the Company of its rights and obligations under this Indenture to, and the assumption thereof by, NOARK or any of its Subsidiaries, pursuant to and in accordance with the provisions of Article XII;

(c)

to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of the Notes as the Governing Body of the Company and the Trustee shall consider to be for the protection of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Notes Outstanding to waive such default;

(d)

to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the interests of the holders of the Notes;

(e)

to modify or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification thereof under the Trust Indenture Act or any other similar Federal statute hereafter in effect; or

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(f)

to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first-class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Noteholders as their names and addresses appear upon the Note Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.2

Supplemental Indentures With Consent of Noteholders.  With the consent (evidenced as provided in Section 8.1) of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note or the date of any mandatory sinking fund redemption of any Note, reduce the principal amount thereof or the principal payable upon any mandatory sinking fund redemption thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Note then Outstanding and affected thereby or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify any provision of Section 6.1(c) (except to increase the percentage of the principal amount of Notes required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then Outstanding and affected thereby.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise,

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 in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first-class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Noteholders as their names and addresses appear upon the Note Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.3

Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.4

Notation of Notes in Respect of Supplemental Indenture.  Notes authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Article X may bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Governing Body, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

Section 9.5

Documents to be Given to Trustee.  The Trustee, subject to the provisions of Section 7.1, is entitled to receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

Section 9.6

Amendments to Guaranties.  xx) Southwestern or Enogex may from time to time and at any time amend the Southwestern Guaranty or the Enogex Guaranty, respectively, without the prior written consent of the holders of Outstanding Notes, (i) to add to the covenants of Southwestern or Enogex, as the case may be, such further covenants, restrictions, conditions or provisions for the protection of the holders of the Notes as the Governing Body and the Trustee shall consider to be for the protection of such holders of Notes, (ii) to cure any ambiguity or to correct or supplement any provision contained in such Guaranty which may be defective or

52

inconsistent with any other provision contained in such Guaranty, provided that the amendment shall not adversely affect the rights of any holder of Outstanding Notes or (iii) to evidence the succession of another corporation to the Company, to the extent such succession is in accordance with the terms of this Indenture, and the assumption by any such successor of the covenants of the Company contained herein or otherwise established with respect to the Notes.

The Trustee is hereby authorized to join with Southwestern or Enogex in the execution of any such amendment, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Indenture, the Guaranties or otherwise.

(b)

With the consent (evidenced as provided in Section 8.1) of the holders of a majority in aggregate principal amount of the Notes Outstanding, Southwestern or Enogex may from time to time and at any time amend the Southwestern Guaranty or the Enogex Guaranty, as the case may be, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Guaranty or of modifying in any manner the rights of the holders of the Notes under such Guaranty; provided, however, that no such amendment shall (i) reduce the amount payable or increase the time in which Southwestern or Enogex has to make payment under the Southwestern Guaranty or Enogex Guaranty, as the case may be, or (ii) reduce the percentage of Notes the holders of which are required to consent to any such amendment to the Southwestern Guaranty or the Enogex Guaranty, without the consent of the holder of each Note then Outstanding and affected thereby.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amendment, and upon the filing with the Trustee of evidence of the consent of Noteholders required to consent thereto as aforesaid, the Trustee shall consent to the execution of such amendment unless such amendment affects the Trustee’s own rights, duties or immunities under this Indenture, the Guaranties or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such amendment.

It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed amendment to the Guaranties, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by Southwestern or Enogex of any amendment to the Southwestern Guaranty or the Enogex Guaranty, as the case may be, pursuant to the provisions of this Section, the Trustee shall transmit by mail, first-class postage prepaid, a notice, setting forth in general terms the substance of such amendment, to the Noteholders as their names and addresses appear upon the Note Register.  Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

(c)

Upon the execution of any amendment to the Guaranties pursuant to the provisions of this Article, the Guaranties shall be and be deemed to be modified and amended in

53

accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Guaranties of the Trustee, Southwestern and Enogex and the holders of Notes shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment shall be and be deemed to be part of the terms and conditions of the Guaranties for any and all purposes.

(d)

Notes authenticated and delivered after the execution of such amendment pursuant to the provisions of this Article may bear a notation in form approved by the Company as to any matter provided for in such amendment.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Governing Body, to any modification of the Guaranties may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.

(e)

The Trustee, subject to the provisions of Section 7.1, is entitled to receive an Opinion of Counsel as conclusive evidence that any amendment executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and the Guaranties and that it is proper for the Trustee under the provisions of this Article and the Guaranties to join in the execution thereof.

ARTICLE X.  CONSOLIDATION, MERGER AND SALE

Section 10.1

Consolidation, Merger and Sale of Substantially all of Company’s Assets.  Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company), or any merger or consolidation of any Person (whether or not affiliated with the Company) with or into the Company or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the assets or other property of the Company or its successor or successors substantially as an entirety to any other Person (whether or not affiliated with the Company or its successor or successors), provided that (a) no Default or Event of Default exists or would occur as a result of such consolidation, merger, sale or lease and (b) the Company is the surviving or continuing Person, or the surviving or continuing Person or Person that acquires the Company’s assets by sale, conveyance, transfer or lease is organized under the laws of the United States of America or any state thereof and expressly assumes the payment and performance of all obligations of the Company under the Indenture and the Notes.

Section 10.2

Successor Substituted.  xxi) In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereupon the predecessor Company shall be relieved of all obligations and

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covenants under this Indenture and the Notes, except the provisions of Section 7.6 to the extent such provisions relate to matters occurring before any such consolidation, merger, sale, conveyance, transfer or other disposition.  Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or any other predecessor obligor on the Notes, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Company to the Trustee for authentication, and any Notes which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

(b)

In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)

Nothing contained in this Indenture or in any of the Notes shall prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Company).

Section 10.3

Opinion of Counsel to Trustee.  The Trustee, subject to the provisions of Section 7.1, is entitled to receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

ARTICLE XI.  SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED
MONEYS

Section 11.1

Satisfaction and Discharge of Indenture.  If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.5) and Notes for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 11.6); (b) all such Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient; or (c) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at Stated Maturity or upon redemption all Notes not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such Stated Maturity or Redemption Date, as the case may be, and if the Company shall also pay

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or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.4, 2.5, 2.9, 5.1 and 7.10, which shall survive until the Stated Maturity or Redemption Date, as the case may be, and Sections 7.6 and 11.6 which shall survive to such date and thereafter; and the obligations of Southwestern and Enogex under the Guaranties shall cease to be of further effect and the Noteholders shall and shall be deemed to have consented to the termination of the provisions of the Guaranties, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture and acknowledging termination of the provisions of the Guaranties.

Section 11.2

Covenant Defeasance.  If at any time all Notes not heretofore delivered to the Trustee for cancellation or which have not become due and payable as described in Section 11.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations (or a combination thereof) sufficient to pay at maturity or upon redemption all such Notes not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such Stated Maturity or Redemption Date, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations (or a combination thereof) are deposited with the Trustee the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.4, 2.5, 2.9, 5.1 and 7.10 hereof which shall survive until such Notes shall mature and be paid and Section 7.6 and 11.6 which shall survive to such date and thereafter, and the obligations of Southwestern and Enogex under the Guaranties shall cease to be of further effect and the Noteholders shall and shall be deemed to have consented to the termination of the provisions of the Guaranties.  The release of the Company from its obligations under this Indenture, as provided for in this Section 11.2, shall be subject to the further condition that the Company first shall have caused to be delivered to the Trustee an Opinion of Counsel to the effect that Noteholders will not realize income, gain or loss for Federal income tax purposes as a result of such deposit and release, and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and release had not occurred.

Section 11.3

Defeasance and Discharge.  If, in addition to satisfying the conditions set forth in Section 11.1 or 11.2 (except for the requirement of an Opinion of Counsel), the Company delivers to the Trustee an Opinion of Counsel to the effect that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture there has been a change in applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not realize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred and (c) the deposit shall not result in the Company, the Trustee or the trust being deemed an “investment company” under the Investment Company Act of 1940, as amended, then, in such event, the Company will be deemed to have paid and

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 discharged the entire indebtedness and the holder thereof shall thereafter be entitled to receive payment solely from the trust fund described above.

Section 11.4

Deposited Money and Governmental Obligations to be Held in Trust.  All moneys and/or Governmental Obligations deposited with the Trustee pursuant to Sections 11.1 or 11.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the holders of the Notes for the payment or redemption of which such moneys and/or Governmental Obligations have been deposited with the Trustee.

Section 11.5

Deposited Moneys Held in Trust.  In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 11.6

Repayment to the Company; Miscellaneous.  Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of or premium or interest on the Notes that are not applied but unclaimed by the holders of such Notes for at least two years after the date upon which the principal of (and premium, if any) or interest on such Notes shall have respectively become due and payable, shall, upon written notice from the Company, be repaid to the Company on May 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, pursuant to an Officer’s Certificate, cause to be published once, at the Company’s expense, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City and State of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Governmental Obligations deposited pursuant to this Article or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of Outstanding Notes.

ARTICLE XII.  ASSIGNMENT AND ASSUMPTION

Section 12.1

Assignment.  The Company will have the right at any time without the consent of the Noteholders to assign its rights and obligations under this Indenture to NOARK

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 Pipeline System, Limited Partnership (“NOARK”) or to any direct or indirect wholly-owned Subsidiary of NOARK; provided that NOARK or such Subsidiary, as the case may be, assumes the obligations of the Company under this Indenture and the Notes; and provided further that:

(i)

NOARK or such Subsidiary, as the case may be, shall expressly assume, by supplemental agreement, the payment and performance of all obligations of the Company under this Indenture and the Notes;

(ii)

each of the Guarantors shall expressly confirm in a supplemental agreement that their respective Guaranties shall apply to the obligations of NOARK or such Subsidiary under this Indenture and the Notes;

(iii)

the Company shall deliver to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption; and

(iv)

no Default or Event of Default exists or would occur as a result of giving effect to such transaction.

Section 12.2

Successor Substituted.  xxii) In case of any such assignment and upon the assumption by the assignee, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such assignee shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereupon the Company shall be relieved of all obligations and covenants under this Indenture and the Notes, except the provisions of Section 7.6 to the extent such provisions relate to matters occurring before any such assignment.  Such assignee thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or any other predecessor obligor on the Notes, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Company to the Trustee for authentication, and any Notes which such assignee thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

(b)

In case of any such assignment, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.3

Opinion of Counsel to Trustee.  The Trustee, subject to the provisions of Section 7.1, is entitled to receive an Opinion of Counsel as conclusive evidence that any such assignment, and any such assumption, comply with the provisions of this Article.

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ARTICLE XIII.  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, MEMBERS,
PARTNERS, OFFICERS AND DIRECTORS

Section 13.1

Incorporators, Stockholders, Members, Partners, Officers and Directors of Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement of this Indenture or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, member, partner (general or limited), officer or director, past, present or future as such, of the Company, Southwestern, Enogex or of any predecessor or successor Person, either directly or through the Company, Southwestern, Enogex or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Guaranties and the obligations issued hereunder and thereunder are solely obligations of such Person, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, members, partners (general or limited), officers or directors as such, of the Company, Southwestern, Enogex or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby or thereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture and the Guaranties or in the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law, in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, member, partner (general or limited), officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture and the Guaranties or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the issuance of such Notes and the execution of the Guaranties.

ARTICLE XIV.  MISCELLANEOUS PROVISIONS

Section 14.1

Successors and Assigns of Company Bound by Indenture.  All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.2

Acts by Successors and Assigns of Company.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 14.3

Notices and Demands on Company, Trustee and Noteholders.  Except as otherwise expressly provided herein, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited first-class postage prepaid in a post-office letter box addressed (until another address is filed in writing by the Company with the Trustee), as follows: NOARK Pipeline Finance, L.L.C., 600 Central Park Two, 515 Central Park Drive, Oklahoma City, Oklahoma 74124-0300, Attention: President.  Any notice, election, request or demand by the Company or any Noteholder to or upon the Trustee shall be deemed to have been

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sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

Section 14.4

Governing Law.  THIS INDENTURE AND EACH NOTE SHALL, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THAT STATE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SUCH SECTION 5-1401).

Section 14.5

Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein.  xxiii) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, at the request of the Trustee, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture, relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate provided pursuant to Section 4.4 of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.6

Opinion of Counsel Required.  Simultaneously with the execution of this Indenture, the Company shall deliver to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, (a) this Indenture has been duly authorized by and lawfully executed and delivered on behalf of the Company, is in full force and effect and is legal, valid and binding upon the Company in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights and (b) the Notes have been authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company in accordance with their terms.

Section 14.7

Legal Holidays.  In any case where the date of maturity of interest or principal of any Note or the date of redemption of any Note shall not be a Business Day then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

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Section 14.8

Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 14.9

Separability Clause.  In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Notes, but this Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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The Bank of New York, as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

NOARK PIPELINE FINANCE, L.L.C.

By:

NOARK Pipeline System, Limited
Partnership, its sole member

By:

Southwestern Energy Pipeline Company, a general partner

By:

 /s/ STANLEY D. GREEN

Executive Vice President - Finance and Corporate Development

By:

Enogex Arkansas Pipeline Corporation, a general partner

By:

 /s/ E. KEITH MITCHELL

Vice President

THE BANK OF NEW YORK, as Trustee

By:

  /s/ VAN K. BROWN

Name:  Van K. Brown
Title:  Assistant Vice President

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